EXHIBIT 99.1

                 ------------------------          NEWS RELEASE
  THE      For:  Heartland Partners, L.P.    The Investor Relations Company
INVESTOR         53 W. Jackson Blvd.,        serves as investor relations
RELATIONS        Suite 1150                  counsel to this company, is acting
COMPANY          Chicago, IL 60661           on the company's behalf in issuing
                 312-575-0400                this news release and receiving
                                             compensation therefor. The
                                             information contained herein is
                                             furnished for information purposes
                                             only and is not to be construed as
                                             an offer to buy or sell securities.
                 ---------------------------------------------------------------
For further Information:


AT HEARTLAND PARTNERS, L.P.:                   AT THE INVESTOR RELATIONS CO.
Lawrence Adelson                               Michael Arneth
Chief Executive Officer                        (312) 245-2700
(312) 834-0592


FOR IMMEDIATE RELEASE

           HEARTLAND PARTNERS REPORTS RESULTS FOR 4TH QUARTER AND FY04

CHICAGO, March 31, 2006--Heartland Partners, L.P. (AMEX: HTL) today reported results for the fiscal quarter and year ended December 31, 2005.

The Company reported a net loss for the quarter ended December 31, 2005 of $3,602,000 and a net loss of $4,712,000 for the year. After allocations to the Class B Unit pursuant to the terms of the Company's partnership agreement there was a net loss of $141,000 or $0.07 per Class A Unit.

In comparison, operations for the quarter ended December 31, 2004, resulted in net loss of $4,906,000 and there was a net loss of $4,355,000 for the year. The 2004 loss was allocated entirely to the Class B Unit pursuant to the terms of the Company's partnership agreement.

Heartland had higher sales and lower selling, G&A and environmental expenses in 2005 compared to 2004. This was offset by high carrying costs for certain of the properties sold, terms of a settlement with Heartland Technology, and lower rental income.

The settlement with Heartland Technology included a payment to Heartland Technology, the write off of the Heartland Technology Note receivable and the cancellation of the Class B interest. Following the cancellation of the Class B interest, Heartland Partners' partnership agreement was amended to increase the Class A interest from 98.5% to 99%.

Two major events are not reflected in the 2005 results as they occurred after the end of the year. Heartland settled its claim against the Redevelopment Authority of the City of Milwaukee ("RACM") and received $3,250,000. The sale of one of the Company's two remaining Kinzie Station properties was closed. Jewel Food stores acquired the property for $2,850,000 in March. The other Kinzie Station property is under contract and scheduled to close in July, 2006 for $2,850,000.

The Company has engaged a consultant and a law firm to advise it on procedures for dissolution and expects to begin that process in the second quarter of 2006. The amount and timing of future cash distributions, if any, to the Company's Unitholders will depend on generation of cash from sales of real estate holdings and the resolution of liabilities and associated costs.

The Company does not plan to distribute cash to Unitholders before entering dissolution.

Heartland's reserves for claims and liabilities decreased from $4,228,000 to $2,128,000 for the years ended December 31, 2005 and 2004, respectively. These amounts relate to environmental claims. Heartland and US Borax substantially completed the remediation of arsenic at the Lite Yard site in Minneapolis, Minnesota during 2005. However, the USEPA found arsenic in yards in a residential neighborhood near the Lite Yard. USEPA has removed the contaminated soil from some yards, and is testing others. Heartland and US Borax have been named as "potentially responsible parties" for the costs of this project, which is ongoing.

In Miles City, Montana, the company has a dispute with Trinity Industries over responsibility for possible environmental problems at a former Milwaukee Road rail yard now owned by Trinity. Heartland is, and has been for many years, operating a recovery system for diesel fuel that leaked into the groundwater there. Montana's Department of Environmental Quality has asked for Heartland and Trinity for additional testing of the property. Until the additional investigation is done it is unknown if there is additional liability or whether any liability would be Trinity's or Heartland's. The local court in Montana has required the Company to provide guarantee through bond, escrow or other arrangement $2,500,000 against possible costs at the site. The Company has complied with this order through a letter of credit.

Heartland is being sued by Edwin Jacobson, its former President and Chief Executive Officer. He claims to be due as much as $12 million under an employment contract. Heartland has asserted a counterclaim against him. This case is not likely to go to trial until the second half of 2006.

Given the uncertainties as to the timing of sales, the outcome of pending litigation, the resolution of pending environmental claims and liabilities and continued operating losses the Company's independent accountant has included a "going concern" qualification to its opinion letter in connection with the Company's 2005 audit. The Company's cash position is good, and management is taking the steps, including reducing fixed overhead, to position the Company to deal with its current and expected financial condition. There is no guarantee, however, that any action taken by the Company's management will be successful.

ABOUT HEARTLAND
Heartland Partners, L.P. is a Chicago-based real estate limited partnership with properties in 9 states, primarily in the upper Midwest and northern United States. CMC Heartland is a subsidiary of Heartland Partners, L.P. and is the successor to the Milwaukee Road Railroad, founded in 1847.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as the company, the Company or its management "believes," "expects," "intends," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements in this release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. The forward-looking statements included in this release are made only as of the date of publication, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.


                                 -Tables Follow-

                            HEARTLAND PARTNERS, L.P.
                                FINANCIAL SUMMARY
                  (amounts in thousands, except per unit data)
                           (preliminary and unaudited)

                    Summary Condensed Consolidated Operations

                                                                           Twelve Months
                                                                           -------------
                                    Quarter Ended                              Ended
                                    -------------                              -----
                                     December 31,                           December 31,
                                     ------------                           ------------

                                  2005                2004              2005               2004
                              -------------       --------------  --------------     --------------
Operating loss                $    (3,680)        $      (4,954)  $      (5,231)     $      (4,491)
Total other income                     78                    48             519                136
                              -------------       --------------  --------------     --------------
  Net loss                    $    (3,602)        $      (4,906)  $      (4,712)     $      (4,355)
                              -------------       --------------  --------------     --------------

Net loss  per
  Class A Unit (a)            $      (0.07)       $       (0.25)  $       (0.07)     $          --
                              -------------       --------------  --------------     --------------

                  Summary Condensed Consolidated Balance Sheets

                              December 31,         December 31,
                                  2005                2004
                              -------------       --------------

Properties, net               $      1,952        $       6,416

Cash and other assets(b)             2,423                5,257
                              -------------       --------------

Total assets                         4,375               11,673

Total liabilities (c)                3,951                6,537
                              -------------       --------------

Partners' capital             $        424        $       5,136
                              -------------       --------------

a)   Net income (loss) per Class A Unit is computed by dividing net income
     (loss), allocated to the Class A limited partners, by 2,092,438 Class A limited partner units outstanding for the years ended December 31, 2005 and the quarter ended December 31, 2004. The losses for the year ended
     December 31, 2004 were allocated entirely to the Class B limited partner per the terms of the partnership agreement.

b) Cash and other assets reflect an allowance of $7.234 million for amounts due from affiliate at December 31, 2004,

c) Total liabilities include an allowance for claims totaling $2.13 million and $4.23 million at December 31, 2005 and 2004, respectively.